UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2025

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On May 15, 2025, Protagenic Therapeutics, Inc., a Delaware corporation (the “Company”), entered into the Share Exchange Agreement (the “Exchange Agreement”) with Alterola Biotech Inc., a Nevada corporation (“Alterola”), EMC2 Capital LLC, a Wyoming limited liability corporation (“EMC2”), the preferred stockholders of Phytanix set forth on Schedule A thereto (the “Preferred Stockholders”) and Colin Stott, as “Seller’s Representative (as defined therein), pursuant to which the Company acquired 100% of the issued and outstanding common shares of Phytanix Bio, a Nevada corporation (“Phytanix”) (such transaction, the “Combination”). Prior to the Combination, Alterola and EMC2 collectively owned 100% of the issued and outstanding shares of the common shares of Phytanix (the “Shares”), and the Preferred Stockholders collectively owned 100% of the issued and outstanding shares of Series A convertible preferred shares of Phytanix (the “Preferred Shares”).

Under the terms of the Exchange Agreement, upon the consummation of the Combination (the “Closing”), in exchange for all of the outstanding Shares of Phytanix at the Effective Time, the Company will issue to Alterola and EMC2, as shareholders of Phytanix, in each case in accordance with their Pro Rata Portion (as defined in the Exchange Agreement), an aggregate of (A) 117,690 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which shares shall represent a number of shares equal to no more than 19.99% of the outstanding shares of Common Stock as of immediately before the Effective Time, (B) 5,705 shares of the Company’s Series C Convertible Preferred Stock, par value $0.000001 per share (the “Series C Preferred Stock”), and (C) 950,000 shares of the Company’s Series C-1 Convertible Preferred Stock, par value $0.000001 per share (the “Series C-1 Preferred Stock”, and together with the Series C Preferred Stock, the “Preferred Stock Payment Shares”) (as described below). In addition, upon the Closing, in exchange for all of the outstanding Preferred Shares of Phytanix at the Effective Time, the Company will issue to the Preferred Stockholders, in accordance with their Preferred Pro Rata Portion (as defined in the Exchange Agreement), (A) an aggregate of 20,000 shares (the “Series D Payment Shares” of Series D Preferred Stock, par value $0.000001 per share of the Company (the “Series D Preferred Stock”) (as described below), and (b) common stock purchase warrants to purchase up to 715,493 shares of common stock. The issuance of the shares of Common Stock, Preferred Stock Payment Shares and Series D Payment Shares occurred on May 16, 2025. Each share of Preferred Stock Payment Shares is convertible into one of Common Stock, subject to certain conditions described in the Exchange Agreement. Each share of Series D Payment Shares is convertible into one of Common Stock, subject to certain conditions described in the Exchange Agreement. The Combination is intended to be treated as a taxable exchange for U.S. federal income tax purposes.

Following the issuance of the Common Stock pursuant to the Exchange Agreement, the Company will have 868,414 shares of Common Stock issued and outstanding.

The Board of Directors of the Company (the “Board”) approved the Exchange Agreement and the related transactions, and the consummation of the Combination was not subject to approval of Company stockholders. Pursuant to the Exchange Agreement, the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of shares of Preferred Stock Payment Shares into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”) and (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) (the “Change of Control Proposal”) (such Conversion Proposal, together with the Change of Control Proposal, the “Meeting Proposals”). In connection with these matters, the Company has agreed to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) no later than September 1, 2025.

Reference is made to the discussion of the Preferred Stock Payment Shares, Series D Payment Shares and summary of the Certificate of Designations in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

The foregoing description of the Combination and the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Exchange Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, on the one hand, or Alterola, EMC2, or Phytanix, on the other hand. The Exchange Agreement contains representations, warranties and covenants that the Company and Alterola and EMC2 made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Exchange Agreement between the Company, Alterola and EMC2 and may be subject to important qualifications and limitations agreed to by the Company, Alterola and EMC2 in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Exchange Agreement. Further, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Exchange Agreement, the Company entered into stockholder support agreements (the “Company Stockholder Support Agreements”) with certain of the Company’s directors and executive officers (solely in their capacity as stockholders of the Company). Pursuant to the Company Stockholder Support Agreements, among other things, each of the Company stockholder parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals.

The foregoing description of the Company Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Company Stockholder Support Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-Up Agreements

Concurrently and in connection with the execution of the Exchange Agreement, Alterola, EMC2 and the Preferred Stockholders, solely in their respective capacity as stockholders of Phytanix, and all of the directors and executive officers of the Company (solely in their capacity as stockholders of the Company) as of immediately prior to the Closing entered into lock-up agreements with the Company, pursuant to which each such stockholder agreed to be subject to a 180-day lockup on the sale or transfer of shares of the Company held by each such stockholder at the Closing, including those shares of Common Stock, Preferred Stock Payment Shares and Series D Payment Shares (including the shares of Common Stock into which such Preferred Stock Payment Shares and Series D Payment Shares are convertible) received by each such stockholder in the Combination (the “Lock-Up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Lock-up Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On May 15, 2025, in connection with the Exchange Agreement, the Company, Alterola and EMC2 entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, if, at any time after September 1, 2025, the Company receives a request from holders of at least forty percent (40%) of the Registrable Securities (as defined in the Registration Rights Agreement) then outstanding that the Company file a Form S-1 registration statement with respect to at least thirty percent (30%) of the Registrable Securities then outstanding; provided, that, if at the time of such request, the only holders of Registrable Securities are Alterola and EMC2, there shall be no threshold percent to make such request and such threshold percent that must be covered by such request shall be thirty percent (30%) (or, in each case, a lesser percent if the anticipated aggregate offering price, net of Selling Expenses (as defined in the Registration Rights Agreement), would exceed $10,000,000), then the Company shall as soon as practicable, and in any event within sixty (60) days after the date of such request, file a Form S-1 registration statement with the SEC.

If, at any time after September 1, 2025, the Company receives a request from holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $7,500,000; provided, that, if at the time of such request, the only holders of Registrable Securities are Alterola and EMC2, there shall be no threshold percent to make such request and the anticipated aggregate offering price, net of Selling Expenses, must be at least $1,000,000, then the Company shall as soon as practicable, and in any event within thirty (30) days after the date of such request, file a Form S-3 registration statement with the SEC.

The Company will use its good faith commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after such registration statement is filed.

The Company has also agreed to, among other things, indemnify the holders of Common Stock Preferred Stock Payment Shares signatory thereto, and each of their respective partners, members, directors, officers, stockholders, legal counsel, accountants, underwriter investment advisers and employees of each of them, each Person who controls any such holder or underwriter (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Form of Repurchase Agreement

The terms of the Exchange Agreement provides that certain former security holders of Phytanix specified therein have the right to exercise an option, but not an obligation, after the Closing and upon the occurrence of certain events, to acquire all of the Company’s and its direct and indirect subsidiaries’ intellectual property, rights, title, regulatory submissions, assignment of contracts, data and interests, as of the time of such acquisition, in and to PHYX-001, PHYX-002, PHYX-003, PHYX-004, and PHYX-005, in accordance with the terms and conditions of the form of Repurchase Agreement.

The foregoing summary of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Form of Common Warrant

In connection with the Exchange Agreement, the Company issued warrants to acquire up to 715,493 shares of Common Stock (the “Common Warrants”). The Common Warrants are exercisable for shares of the Common Stock on any day on or after the Initial Exercisability Date (as defined therein), in whole or in part, by delivery of a written notice, in the form attached thereto. The Common Warrants are exercisable at an exercise price of 110% of the Closing Bid Price on the Trading Day immediately preceding the Stockholder Approval Date (as defined therein) (the “Exercise Price”) and expire on the date that is the third anniversary of the Initial Exercisability Date. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, and the like. There is no established public trading market for the Common Warrants and the Company does not intend to list the Common Warrants on any national securities exchange or nationally recognized trading system.

The foregoing summary of the Common Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 16, 2025, the Company completed its business combination with Alterola, EMC2, and the Preferred Stockholders. The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Exchange Agreement, the Company issued shares of Common Stock, Preferred Stock Payment Shares, Series D Payment Shares and Common Stock Warrants. Such issuances were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The shares of Common Stock, Preferred Stock Payment Shares, Series D Payment Shares issued in the Combination have not been registered under the Securities Act and none of such Securities may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto will constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, Preferred Stock Payment Shares, Series D Payment Shares or any other securities of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Exchange Agreement, the Board (a) accepted the resignation of Khalil Barrage, Tim Wright and Robert Stein, from the Board, effective as of immediately prior to the Closing on May 15, 2025; (b) appointed Barrett Evans as President and Chief Executive Officer, and a director of the Company, Colin Stott as Chief Operating Officer and as a director of the Company, and Jennifer Chao as a director of the Company, in each case effective immediately after the Closing on May 15, 2025; and (c) promoted Andrew Slee from his prior role of Chief Operating Officer to the Company’s Chief Development Officer, effective immediately upon the Closing on May 15, 2025. Garo Armen remains as the Executive Chairman, Brian Corvese and Jennifer Buell remains as directors, Robert Stein remains as the Chief Medical Officer, and Alexander Arrow remains the Chief Financial Officer.

Appointment of Barrett Evans as President and Chief Financial Officer and Director

There are no arrangements or understandings between Barrett Evans and any other person pursuant to which he was selected as an executive officer other than in connection with the Combination as described herein, and there are no family relationships between Barrett Evans and any of the Company’s directors or executive officers. Barrett Evans has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

Appointment of Colin Stott as Chief Operating Officer and Director

There are no arrangements or understandings between Colin Stott and any other person pursuant to which he was selected as a director other than in connection with the Combination, each as described herein, and there are no family relationships between Colin Stott and any of the Company’s directors or executive officers. Colin Stott has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

Appointment of Andrew Slee as Chief Development Officer

There are no arrangements or understandings between Andrew Slee and any other person pursuant to which he was selected as a director other than in connection with the Combination, each as described herein, and there are no family relationships between Andrew Slee and any of the Company’s directors or executive officers. Andrew Slee has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Series C Certificate of Designation

On May 15, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Combination referenced in Item 1.01 above. The Series C Certificate of Designation provides for the designation of shares of the Series C Preferred Stock.

Holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation (as defined in the Series C Certificate of Designation), equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as if such dividends (other than dividends payable in the form of Common Stock) are paid on the shares of the Common Stock. In addition, holders of Series C Preferred Stock shall be entitled to receive, and the Company shall pay, payment-in-kind dividends on each share of Series C Preferred Stock, accruing at a rate equal to five percent (5.0%) per annum payable in shares of Series C Preferred Stock on the date that is 180 days after the date of the original issuance of such Series C Preferred Stock or such earlier date that that such holder may convert any portion of the Series C Preferred Stock to Common Stock.

Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s third amended and restated certificate of incorporation, as amended (the “Charter”) or Second Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series C Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Series C Certificate of Designation) or at any time while at least 30% of the originally issued Series C Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Series C Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

The Series C Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Following stockholder approval of the Conversion Proposal, each share of Series C Preferred Stock will automatically convert into one share of Common Stock, subject to certain limitations provided in the Series C Certificate of Designation, including that the Company shall not affect any conversion of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will not apply after the stockholder approval of the Change of Control Proposal and upon the occurrence of certain other events as set forth in the Series C Certificate of Designation. If at any time following the earliest of Stockholder Approval (as defined in the Series C Certificate of Designation), the occurrence of one of the events set forth in clauses (ii), (v), or (vi) of Section 1.5(a) of the Exchange Agreement, or September 1, 2025, the Company fails to deliver to a holder certificates representing shares of Common Stock or electronically deliver such shares, the Series C Preferred Stock is redeemable for cash at the option of the holder thereof at a price per share equal to the then-current Fair Value of the Series C Preferred Stock, as defined and described in the Series C Certificate of Designation.

Series C-1 Certificate of Designation

On May 15, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C-1 Non-Voting Convertible Preferred Stock (the “Series C-1 Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Combination referenced in Item 1.01 above. The Series C-1 Certificate of Designation provides for the designation of shares of the Series C-1 Preferred Stock.

Holders of Series C-1 Preferred Stock are entitled to receive dividends on shares of Series C-1 Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation (as defined in the Series C-1 Certificate of Designation), equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as if such dividends (other than dividends payable in the form of Common Stock) are paid on the shares of the Common Stock. In addition, holders of Series C-1 Preferred Stock shall be entitled to receive, and the Company shall pay, payment-in-kind dividends on each share of Series C-1 Preferred Stock, accruing at a rate equal to five percent (5.0%) per annum payable in shares of Series C-1 Preferred Stock on the date that is 180 days after the date of the original issuance of such Series C-1 Preferred Stock or such earlier date that that such holder may convert any portion of the Series C-1 Preferred Stock to Common Stock.

Except as otherwise required by law, the Series C-1 Preferred Stock does not have voting rights. However, as long as any shares of Series C-1 Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C-1 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C-1 Preferred Stock or alter or amend the Series C-1 Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s third amended and restated certificate of incorporation, as amended (the “Charter”) or Second Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C-1 Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series C-1 Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series C-1 Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Series C-1 Certificate of Designation) or at any time while at least 30% of the originally issued Series C-1 Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Series C-1 Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

The Series C-1 Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Following stockholder approval of the Conversion Proposal, each share of Series C-1 Preferred Stock will automatically convert into one share of Common Stock, subject to certain limitations provided in the Series C-1 Certificate of Designation, including that the Company shall not affect any conversion of Series C-1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will not apply after the stockholder approval of the Change of Control Proposal and upon the occurrence of certain other events as set forth in the Series C-1 Certificate of Designation. If at any time following the earliest of Stockholder Approval (as defined in the Series C-1 Certificate of Designation), the occurrence of one of the events set forth in clauses (ii), (v), or (vi) of Section 1.5(a) of the Exchange Agreement, or September 1, 2025, the Company fails to deliver to a holder certificates representing shares of Common Stock or electronically deliver such shares, the Series C-1 Preferred Stock is redeemable for cash at the option of the holder thereof at a price per share equal to the then-current Fair Value of the Series C-1 Preferred Stock, as defined and described in the Series C-1 Certificate of Designation.

Series D Certificate of Designation

On May 15, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series D Non-Voting Convertible Preferred Stock (the “Series D Certificate of Designation”, and together with the Series C Certificate of Designation and the Series C-1 Certificate of Designation, the “Certificates of Designations”) with the Secretary of State of the State of Delaware in connection with the Combination referenced in Item 1.01 above. The Series D Certificate of Designation provides for the designation of shares of the Series D Preferred Stock.

Subject to the senior rights of the Senior Preferred Stock (as defined in the Series D Certificate of Designation), and pari passu with the holders of shares of Parity Stock (as defined in the Series D Certificate of Designation), from and after the first date of issuance of any Series D Preferred Stock, each holder of a share of Series D Preferred Stock shall be entitled to received dividends when and as declared by the Board, from time to time, in its sole discretion, which dividends shall by paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms of the Series D Certificate of Designation, in cash, in securities of the Company or any other entity, or using assets as determined by the Board on the Stated Value (as defined in the Series D Certificate of Designation) of such share of Series D Preferred Stock.

Except as otherwise required by law, the Series D Preferred Stock does not have voting rights, either as a separate series or class or together with any other series or class of share of capital stock. Except as otherwise required by law, holders of the Series D Preferred Stock shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock.

All shares of capital stock of the Company shall by junior in rank to all of the Series D Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, subject to the express consent of the holders of at least a majority of the outstanding Series D Preferred Stock to create Parity Stock.

Following stockholder approval of the Conversion Proposal, each holder of Series D Preferred Stock shall be entitled to convert any portion of the outstanding Series D Preferred Stock held by such holder into validly issued, fully paid and non-assessable Conversion Shares (as defined in the Series D Certificate of Designation) at the Conversion Rate (as defined in the Series D Certificate of Designation).

The foregoing descriptions of the Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and each respective Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, copies of which is filed as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item7.01	Regulation FD Disclosure.

Press Release

On May 19, 2025, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 8.01	Other Events.

After the issuances of Common Stock set forth in Item 3.02 above, there will be a total [•] shares of Common Stock issued and outstanding.

As a result of the transactions described in Item 1.01 above, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity greater than $2.5 million.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by this Item, with respect to the Combination described in Item 2.01 herein, are expected to be filed by amendment as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(b) Pro forma financial information

The pro forma financial information required by this Item, with respect to the Combination described in Item 2.01 herein, are expected to be filed by amendment as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

Forward Looking Statements

Any statements in this Current Report about the future expectations, plans, and prospects of the Company, including without limitation, statements regarding: the Combination, stockholder approval of the conversion of the Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to those set forth under the caption “Risk Factors” in this Current Report on Form 8-K and in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its subsequent Quarterly Reports on Form 10-Q, and in other filings made with the SEC. In addition, any forward-looking statements included in this Current Report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report.

No Offer or Solicitation; Important Information About the Combination and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Combination and shall not constitute an offer to sell, or a solicitation of an offer to buy, the securities of the Company nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the Meeting Proposals. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Meeting Proposals as they become available because they will contain important information about the Exchange Agreement and related transactions and the Meeting Proposals to be voted upon. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the Combination. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025 under “Item 10. Directors, Executive Officers and Corporate Governance.” Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

(d) Exhibits.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated May 15, 2025, relating to Phytanix Bio, by and between Protagenic Therapeutics, Inc., Alterola Biotech Inc., EMC2 Capital LLC, the preferred stockholders of Phytanix Bio set forth on Schedule A, and Colin Stott as Sellers’ Representative.*
3.1	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of Protagenic Therapeutics, Inc., dated May 15, 2025.
3.2	Certificate of Designation of Series C-1 Non-Voting Convertible Preferred Stock of Protagenic Therapeutics, Inc., dated May 15, 2025
3.3	Certificate of Designation of Series D Non-Voting Convertible Preferred Stock of Protagenic Therapeutics, Inc., dated May 15, 2025
4.1	Form of Common Warrant
10.1	Registration Rights Agreement, dated May 15, 2025, by and between Protagenic Therapeutics, Inc., Alterola Biotech Inc. and EMC2 Capital LLC
10.2	Form of Support Agreement, dated May 15, 2025
10.3	Form of Lock-up Agreement
10.4	Form of Repurchase Agreement, dated May 15, 2025, by and among Alterola Biotech Inc., EMC2 Capital LLC and Protagenic Therapeutics, Inc.
99.1	Press Release of Protagenic Therapeutics, Inc., dated May 19, 2025 (furnished herewith).
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagenic Therapeutics, Inc.

Date: May 19, 2025	By:	/s/ Alexander K. Arrow
Alexander K. Arrow
Chief Financial Officer